Exhibit 99.2

TRADING DATA

The following table sets forth all transactions with respect to Common Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Common Shares, inclusive of any transactions effected prior to the filing hereof. Except as otherwise indicated, all such transactions were purchases or sales of Common Shares effected in the open market, and the table includes commissions paid in per Common Share prices.

Trade Date	Reporting Person Effecting Transaction	Type of Security	Buy/Sell	Quantity	Price ($)(1)
01/03/2024	Mithaq Capital SPC	Common Shares	Buy	10,000	$22.21(2)
01/04/2024	Mithaq Capital SPC	Common Shares	Buy	20,716	$21.29(3)
01/16/2024	Mithaq Capital SPC	Common Shares	Sell	30,716	$21.50(4)
01/22/2024	Mithaq Capital SPC	Common Shares	Buy	38,248	$22.68(5)
01/23/2024	Mithaq Capital SPC	Common Shares	Buy	95,219	$23.50(6)
01/23/2024	Mithaq Capital SPC	Common Shares	Sell	5,000	$23.70(7)
01/24/2024	Mithaq Capital SPC	Common Shares	Buy	61,430	$24.27(8)
01/25/2024	Mithaq Capital SPC	Common Shares	Sell	51,751	$24.76(9)
01/30/2024	Mithaq Capital SPC	Common Shares	Sell	104,800	$22.23(10)
01/30/2024	Mithaq Capital SPC	Common Shares	Buy	39,500	$21.82(11)
01/31/2024	Mithaq Capital SPC	Common Shares	Sell	7,680	$21.55(12)
01/31/2024	Mithaq Capital SPC	Common Shares	Sell	23,151	$23.14(13)
02/06/2024	Mithaq Capital SPC	Common Shares	Buy	5,000	$19.87(14)
02/07/2024	Mithaq Capital SPC	Common Shares	Buy	199,385	$18.89(15)
02/08/2024	Mithaq Capital SPC	Common Shares	Buy	5,850	$19.23(16)
02/09/2024	Mithaq Capital SPC	Common Shares	Buy	226,508	$8.84(17)
02/09/2024	Mithaq Capital SPC	Common Shares	Buy	1,007,560	$9.35(18)
02/09/2024	Mithaq Capital SPC	Common Shares	Buy	167,906	$10.39(19)
02/09/2024	Mithaq Capital SPC	Common Shares	Buy	600,766	$11.70(20)
02/09/2024	Mithaq Capital SPC	Common Shares	Buy	497,785	$12.22(21)
02/12/2024	Mithaq Capital SPC	Common Shares	Buy	35,192	$12.59(22)
02/12/2024	Mithaq Capital SPC	Common Shares	Buy	31,033	$13.73(23)
02/12/2024	Mithaq Capital SPC	Common Shares	Buy	329,553	$14.42(24)
02/12/2024	Mithaq Capital SPC	Common Shares	Buy	273,106	$15.49(25)
02/12/2024	Mithaq Capital SPC	Common Shares	Buy	860,091	$16.58(26)
02/12/2024	Mithaq Capital SPC	Common Shares	Buy	37,500	$17.00(27)
02/12/2024	Mithaq Capital SPC	Call Options	Buy	3,213	$15.88(28)
02/12/2024	Mithaq Capital SPC	Call Options	Buy	5,000	$16.69(29)
02/12/2024	Mithaq Capital SPC	Call Options	Buy	3,000	$17.10(30)
02/12/2024	Mithaq Capital SPC	Call Options	Buy	2,500	$10.86(31)
02/13/2024	Mithaq Capital SPC	Common Shares	Buy	282,022	$10.79(32)
02/13/2024	Mithaq Capital SPC	Common Shares	Buy	547,172	$11.00(33)
02/13/2024	Mithaq Capital SPC	Common Shares	Buy	137,150	$12.52(34)

(1) Prices rounded to the nearest cent.

(2) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $22.09 to $22.61, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(3) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $21.05 to $21.51, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(4) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $21.08 to $21.86, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(5) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $22.20 to $22.87, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(6) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $23.01 to $23.85, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(7) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $23.01 to $23.96, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(8) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $24.08 to $24.72, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(9) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $24.26 to $24.96, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(10) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $22.06 to $22.94, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(11) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $21.06 to $21.94, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(12) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $21.40 to $21.85, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(13) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $23.04 to $23.50, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(14) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $19.55 to $19.95, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(15) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $18.12 to $18.88, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(16) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $19.02 to $19.93, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(17) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $8.52 to $8.99, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(18) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $9.00 to $9.99, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(19) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $10.00 to $10.99, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(20) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $11.00 to $11.99, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(21) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $12.00 to $12.50, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(22) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $12.18 to $12.92, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(23) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $13.17 to $13.99, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(24) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $14.00 to $14.99, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(25) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $15.00 to $15.99, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(26) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $16.00 to $16.99, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(27) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions each at a price of $17.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(28) Represents Mithaq SPC’s call options to purchase 321,300 Common Shares at a price of $5.88 per option and a strike price of $10, which were exercised on February 12, 2024.

(29) Represents Mithaq SPC’s call options to purchase 500,000 Common Shares at a price of $6.69 per option and a strike price of $10, which were exercised on February 12, 2024.

(30) Represents Mithaq SPC’s call options to purchase 300,000 Common Shares at a price of $7.10 per option and a strike price of $10, which were exercised on February 12, 2024.

(31) Represents Mithaq SPC’s call options to purchase 250,000 Common Shares at a price of $10.86 per option and a strike price of $10. The call options have not been exercised as of the date hereof.

(32) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions at prices ranging from $10.60 to $10.99, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(33) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions each at a price of $11.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.

(34) Represents weighted average purchase price for the reported transactions. The Common Shares were purchased in multiple transactions each at a price of $12.52. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Common Shares purchased at each separate price within the range set forth in this footnote.